                                                         Exhibit No. EX-99.d.2.h

                             SUB-ADVISORY AGREEMENT

     AGREEMENT made as of the 20th day of August,  2008, by and between Genworth
Financial Wealth Management, Inc., a California corporation (the "Advisor"), and
Thornburg Investment Management, Inc. (the "Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment management services; and

     WHEREAS,  the  Advisor  has  been  retained  to act as  investment  adviser pursuant  to an  Investment  Advisory  Agreement  dated  August  15,  2008  (the
"Advisory  Agreement") with Genworth Variable  Insurance Trust (the "Trust"),  a
Delaware  statutory  trust  registered  with the U.S.  Securities  and  Exchange
Commission (the "SEC") as an open-end  management  investment  company under the
Investment  Company  Act  of  1940,  as  amended  (the  "1940  Act"),  currently consisting of several separate series of shares,  each having its own investment objectives and policies,  and which is authorized to create additional series in the future; and

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Advisor  desires  to retain  the  Sub-Advisor  to assist the
Advisor in the provision of a continuous  investment program for that portion of one or more of the Trust's series' (each a "Fund") assets which the Advisor will assign to the Sub-Advisor  (the  "Sub-Advisor  Assets"),  and the Sub-Advisor is
willing to render such  services,  subject to the terms and conditions set forth in this Agreement; and

     WHEREAS,  shares  of the Fund  will  not be sold  directly  to the  general public,  but will be sold exclusively to (i) insurance company separate accounts for use with variable contracts, and (ii) retirement plans.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.  The Advisor hereby appoints the Sub-Advisor to act as investment adviser for and to manage the Sub-Advisor  Assets,  subject to the  supervision  of the Advisor and the Board of Trustees of the Trust,  and
subject to the terms of this Agreement;  and the Sub-Advisor hereby accepts such appointment.  In such capacity,  the  Sub-Advisor  shall be responsible  for the investment  management of the  Sub-Advisor  Assets.  The  Sub-Advisor  agrees to exercise the same degree of skill, care and diligence in performing its services under this Agreement as the Sub-Advisor exercises in performing similar services with  respect  to  other  fiduciary  accounts  for  which  the  Sub-Advisor  has investment responsibilities, and that a prudent manager would exercise under the circumstances.

     2. Duties of the Sub-Advisor.

          (a) Investments. The Sub-Advisor is hereby authorized and directed and hereby agrees,  subject to the stated investment  objectives,  policies and restrictions  of each  Fund as set  forth  in such  Fund's  prospectus  and statement of additional  information  as currently in effect and as amended from  time to  time  (collectively  referred  to as the  "Prospectus")  and subject to the directions of the Advisor and the Trust's Board of Trustees, to purchase,  hold and sell  investments for the Sub-Advisor  Assets and to monitor  such  investments  on  a  continuous  basis.  In  providing  these services,  the  Sub-Advisor  will conduct an ongoing program of investment, evaluation  and, if appropriate,  sale and  reinvestment of the Sub-Advisor
     Assets.

          The  Sub-Advisor  acknowledges  that  the  Advisor  is a  wholly-owned subsidiary of Genworth Financial, Inc., and the purchase,  acquisition,  or possession of securities issued by Genworth and/or its affiliated  entities
     (collectively  referred  to  as  "Genworth  Securities")  by  the  Fund  is therefore  prohibited  by the 1940 Act.  Accordingly,  the  Sub-Advisor  is
     directed and hereby  agrees to refrain from the purchase,  acquisition,  or possession  on  behalf  of the  Fund of any  securities  identified  by the
     Advisor to the Sub-Advisor as being Genworth Securities.

          The Advisor agrees to provide the Sub-Advisor  information concerning:
     (i)  a  Fund;  (ii)  its  assets  available  or  to  become  available  for investment;  and (iii) the conditions of a Fund's or the Trust's affairs as relevant to the Sub-Advisor.

          (b)  Compliance  with  Applicable   Laws,   Governing   Documents  and
     Compliance  Procedures.  In the  performance of its duties and  obligations under this Agreement,  the Sub-Advisor  shall,  with respect to Sub-Advisor
     Assets,  (i)  act  in  conformity  with:  (A)  the  Trust's  Agreement  and
     Declaration  of Trust (the  "Declaration  of Trust") and  By-Laws;  (B) the
     Prospectus;  (C) the policies and  procedures  for  compliance by the Trust with the  Federal  Securities  Laws (as that term is  defined in Rule 38a-1 under the 1940 Act)  provided  to the  Sub-Advisor  (together,  the  "Trust
     Compliance  Procedures");  and (D) the instructions and directions received in writing from the Advisor or the Trustees of the Trust;  and (ii) conform to, and comply with,  the  requirements  of the 1940 Act, the Advisers Act, and all other federal laws  applicable to registered  investment  companies and the Sub-Advisor's duties under this Agreement. The Advisor will provide the Sub-Advisor  with any materials or information that the Sub-Advisor may reasonably request to enable it to perform its duties and obligations under this Agreement.

          The  Sub-Advisor  agrees to invest the  Fund's  assets so as to ensure that (i) the Fund qualifies as a regulated investment company ("RIC") under
     Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"),
     and  the  Treasury  Regulations  promulgated  thereunder;   (ii)  the  Fund
     maintains such qualification as a RIC at all times; (iii) the Fund complies with the  diversification  requirements  set forth in Section 817(h) of the
     Code and Treasury Regulations  promulgated thereunder (the "Diversification
     Requirements");   and  (iv)  the  Fund   maintains   compliance   with  the
     Diversification Requirements at all times. The Sub-Advisor agrees to notify the Advisor immediately upon becoming aware that the Sub-Advisor has failed to satisfy its obligations  under this clause.  The Advisor will notify the
     Sub-Advisor  in the event that any of the  requirements  discussed  in this paragraph  cease to apply to the Trust and in such a case, the  Sub-Advisor will not be required to comply with the terms of this paragraph.

          The Advisor will provide the  Sub-Advisor  with  reasonable  (30 days)
     advance  notice,  in  writing,  of: (i) any  change in a Fund's  investment objectives, policies and restrictions as stated in the Prospectus; (ii) any change to the Declaration of Trust or By-Laws; and (iii) any changes in the
     Trust Compliance  Procedures  affecting the Sub-Advisor's  responsibilities under this Agreement; and the Sub-Advisor, in the performance of its duties and obligations under this Agreement,  shall manage the Sub-Advisor  Assets consistently with such changes,  provided the Sub-Advisor has received such prior  notice of the  effectiveness  of such  changes from the Trust or the
     Advisor.  In addition to such  notice,  the  Advisor  shall  provide to the
     Sub-Advisor a copy of a modified Prospectus and copies of the revised Trust
     Compliance  Procedures,   as  applicable,   reflecting  such  changes.  The
     Sub-Advisor  hereby agrees to provide to the Advisor in a timely manner, in writing,  such information relating to the Sub-Advisor and its relationship to, and actions for, a Fund as may be required to be contained in materials provided to the Board of Trustees of the Trust,  the  Prospectus  or in the
     Trust's  registration  statement on Form N-1A,  or otherwise as  reasonably requested by the Advisor.

          In order to assist the Trust and the Trust's Chief Compliance  Officer
     (the "Trust CCO") to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the  Sub-Advisor  shall  provide to the Trust CCO: (i) direct access to the  Sub-Advisor's  chief  compliance  officer (the  "Sub-Advisor
     CCO"), as reasonably requested by the Trust CCO; (ii) a completed quarterly informational  questionnaire regarding the Sub-Advisor's compliance program and  participation  in a  quarterly  telephone  call  with the Trust CCO to discuss  the  responses  on  the  questionnaire;  (iii)  quarterly  reports confirming  that the  Sub-Advisor  has complied  with the Trust  Compliance
     Procedures  in  managing  the  Sub-Advisor   Assets;   and  (iv)  quarterly
     certifications  indicating  whether there were Material  Compliance Matters
     (as that term is defined by Rule  38a-1(e)(2))  that arose  under the Trust
     Compliance  Procedures that related to the Sub-Advisor's  management of the
     Sub-Advisor Assets.

          (c) Sub-Advisor  Compliance  Policies and Procedures.  The Sub-Advisor
     shall promptly provide the Trust CCO with copies of: (i) the  Sub-Advisor's policies and procedures for compliance by the Sub-Advisor  with the Federal
     Securities Laws (together,  the "Sub-Advisor Compliance  Procedures"),  and
     (ii) any material  changes to the Sub-Advisor  Compliance  Procedures.  The
     Sub-Advisor  shall  cooperate  fully with the Trust CCO so as to facilitate the Trust CCO's performance of the Trust CCO's  responsibilities under Rule
     38a-1 to review,  evaluate  and report to the Trust's  Board of Trustees on the operation of the Sub-Advisor Compliance Procedures,  and shall promptly report to the Trust CCO any Material  Compliance  Matter  arising under the
     Sub-Advisor  Compliance  Procedures  involving the Sub-Advisor  Assets. The
     Sub-Advisor   shall  provide  to  the  Trust  CCO:  (i)  quarterly  reports confirming the  Sub-Advisor's  compliance with the  Sub-Advisor  Compliance
     Procedures  in managing the  Sub-Advisor  Assets,  and (ii)  certifications indicating  whether there were Material  Compliance  Matters  involving the
     Sub-Advisor  that arose under the  Sub-Advisor  Compliance  Procedures that affected the Sub-Advisor  Assets. At least annually,  the Sub-Advisor shall provide a  certification  to the Trust CCO confirming  that the Sub-Advisor has  in  place  and  has  implemented  policies  and  procedures  that  are reasonably  designed  to  ensure  compliance  by the  Sub-Advisor  with the
     Federal Securities Laws.

          (d) Voting of Proxies.  Unless otherwise  instructed by the Advisor or
     the  Trust,   the  Sub-Advisor   shall  have  the  power,   discretion  and
     responsibility  to vote,  either in

     person or by proxy,  all securities in which the Sub-Advisor  Assets may be invested from time to time, and shall not be required to seek  instructions from the Advisor,  the Trust or a Fund. The Sub-Advisor  shall also provide its Proxy  Voting  Policy (the "Proxy  Policy")  and, if  requested  by the
     Advisor,  a summary of such Proxy  Policy  suitable  for  including  in the
     Prospectus, and will provide the Advisor with any material amendment to the
     Proxy  Policy  within a  reasonable  time  after such  amendment  has taken effect.  If both the  Sub-Advisor  and another entity  managing assets of a
     Fund have invested in the same  security,  the  Sub-Advisor  and such other entity will each have the power to vote its pro rata share of the security.

          (e) Agent. Subject to any other written instructions of the Advisor or the Trust,  the  Sub-Advisor  is hereby  appointed  the  Advisor's  and the
     Trust's agent and  attorney-in-fact  for the limited  purposes of executing account  documentation,  agreements,  contracts and other  documents as the
     Sub-Advisor  shall be requested  by brokers,  dealers,  counterparties  and other persons in connection with its management of the Sub-Advisor  Assets, provided,  that the Sub-Advisor's actions in executing such documents shall comply with  federal  regulations,  all other  federal laws  applicable  to
     registered   investment   companies  and  the   Sub-Advisor's   duties  and
     obligations  under  federal law, this  Agreement and the Trust's  governing documents.

          (f) Brokerage.  The Sub-Advisor  will place orders pursuant to the Sub
     Advisor's  investment  determinations  for a Fund either  directly  with an issuer or with any broker or dealer selected by the  Sub-Advisor,  pursuant to this  paragraph.  In  executing  portfolio  transactions  and  selecting brokers or dealers,  the Sub-Advisor  will use its best efforts to seek, on behalf of a Fund, the best overall  execution  available.  In assessing the best overall terms available for any  transaction,  the  Sub-Advisor  shall consider all factors that it deems  relevant,  including the breadth of the market in the security,  the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the  commission,  if  any,  both  for  the  specific  transaction  and on a continuing basis.

          In evaluating the best overall terms  available,  and in selecting the broker or dealer to execute a particular  transaction,  the Sub-Advisor may also  consider  the  brokerage  and  research  services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended
     (the "1934 Act"))  provided to a Fund and/or other  accounts over which the
     Sub-Advisor  may  exercise  investment   discretion.   The  Sub-Advisor  is
     authorized  to pay to a broker or dealer who provides  such  brokerage  and research  services a commission for executing a portfolio  transaction  for any of the  Funds  that is in excess of the  amount of  commission  another broker or dealer would have charged for effecting that  transaction if, but only if, the Sub-Advisor  determines in good faith that such commission was reasonable in relation to the value of the brokerage and research  services provided  by such  broker or  dealer,  viewed  in terms of that  particular transaction or in terms of the overall  responsibilities of the Sub-Advisor to a Fund. Such  authorization is subject to termination at any time by the
     Advisor or by the Board of Trustees of the Trust for any reason.

          Under no  circumstances  will the  Sub-Advisor  compensate a broker or dealer for any  promotion or sale of Fund shares by directing to the broker or dealer: (i) portfolio securities  transactions on behalf of the Fund; or
     (ii)  any  remuneration,  including  but  not  limited  to any  commission, mark-up,  mark-down,  or other fee (or portion  thereof)  received or to be received from such portfolio transactions effected through any other broker
     (including a government

     securities broker) or dealer (including a municipal  securities dealer or a government securities dealer).

          The  Sub-Advisor  may only  direct  the  Fund's  portfolio  securities transactions  to a broker or dealer  that  promotes or sells Fund shares as permitted by the provisions of the 1940 Act (and the rules  thereunder) and the policies and procedures  adopted by the Trust,  as amended from time to time. The Advisor will provide the Sub-Advisor with a copy of such policies and procedures and any amendments thereto.

          The  Sub-Advisor,  when  selecting  brokers  and dealers to effect the
     Fund's portfolio securities  transactions,  shall not take into account the brokers' and dealers'  promotion or sale of shares of the Fund or any other registered investment company. In addition, the Sub-Advisor shall not enter into any agreement (whether oral or written) or other  understanding  under which the  Sub-Advisor  directs,  or is  expected  to  direct,  the  Fund's portfolio securities transactions,  or any remuneration,  including but not limited to any  commission,  mark-up,  mark-down,  or other fee (or portion thereof)  received  or to be  received  from  such  portfolio  transactions effected  through  any other  broker  (including  a  government  securities broker) or dealer (including a municipal  securities dealer or a government securities  dealer);  and, to a broker  (including a government  securities broker) or dealer (including a municipal  securities dealer or a government securities  dealer) in consideration for the promotion or sale of shares of the Fund or any other registered investment company.

          In addition,  the  Sub-Advisor is authorized to allocate  purchase and sale  orders for  portfolio  securities  to  brokers  or  dealers  that are affiliated  with  the  Advisor,  the  Sub-Advisor,  the  Trust's  principal underwriter,  or other  sub-advisors  (if  applicable)  if the  Sub-Advisor believes  that  the  quality  of the  transaction  and the  commission  are comparable  to what they would be with other  qualified  firms and provided that the  transactions  are  consistent  with the Trust's Rule 17e-1 and/or
     Rule 10f-3  procedures  (as  applicable).  The Advisor  will  identify  all brokers and dealers  affiliated  with the Trust,  the Advisor,  the Trust's principal underwriter and the other Sub-Advisors of the Fund, to the extent such information is necessary for the Sub-Advisor to comply with applicable federal  securities  laws,  other than those  whose  sole  business  is the distribution of mutual fund shares, who effect securities  transactions for customers.  The  Advisor  shall  promptly  furnish a written  notice to the
     Sub-Advisor if the information so provided is no longer accurate.

          In  connection  with its  management  of the  Sub-Advisor  Assets  and consistent  with its fiduciary  obligation to the Trust and other  clients,
     the   Sub-Advisor,   to  the  extent   permitted  by  applicable  laws  and
     regulations,  may,  but  shall be under no  obligation  to,  aggregate  the securities or futures  contracts to be sold or purchased in order to obtain the most  favorable  price or lower  brokerage  commissions  and  efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses  incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor  considers to be,  over  time,  the most  equitable  and  consistent  with its  fiduciary obligations to the Sub-Advisor Assets and to such other clients.

          If the  Advisor  or the Trust  participates  in a  securities  lending program,  Advisor agrees and understands  that the Sub-Advisor  will not be responsible for the securities lending

     program,  including  any  transactions  that  fail  to  settle  due  to the inability to retrieve securities in a timely manner.

          (g) Securities Transactions.  In no instance will any Fund's portfolio securities be purchased from or sold to the Advisor,  the Sub-Advisor,  the
     Trust's principal  underwriter,  or any affiliated person of the Trust, the
     Advisor,  the Sub-Advisor or the Trust's principal  underwriter,  acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act, including Rule 17a-7 thereunder.

          The Sub-Advisor  acknowledges  that the Advisor and the Trust may rely on Rule 17a-7,  Rule 17a-10,  Rule 10f-3,  Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the  Sub-Advisor  hereby agrees that it shall not consult with any other  sub-advisor  to the Trust with respect to  transactions  in securities for the  Sub-Advisor  Assets or any other  transactions of Trust assets.

          The  Sub-Advisor is authorized to engage in  transactions in which the
     Sub-Advisor, or an affiliate of the Sub-Advisor,  acts as a broker for both the  Fund  and for  another  party  on the  other  side of the  transaction
     ("agency cross transactions"). The Sub-Advisor shall effect any such agency cross  transactions in compliance with Rule 206(3)-2 under the Advisers Act and any other  applicable  provisions  of the federal  securities  laws and shall  provide the Advisor with  periodic  reports  describing  such agency cross transactions.  By execution of this Agreement, the Advisor authorizes the  Sub-Advisor or its affiliates to engage in agency cross  transactions, as  described  above.  The  Advisor  may revoke its  consent at any time by written notice to the Sub-Advisor.

          The Sub-Advisor hereby represents that it has implemented policies and procedures  that will prevent the  disclosure  by it, its  employees or its agents of the Trust's portfolio holdings to any person or entity other than the Advisor,  the Trust's custodian,  or other persons expressly designated by the Advisor.

          (h) Code of Ethics.  The  Sub-Advisor  hereby  represents  that it has adopted  policies  and  procedures  and a code  of  ethics  that  meet  the requirements  of Rule 17j-1  under the 1940 Act and Rule  204A-1  under the
     Advisers Act. Copies of such policies and procedures and code of ethics and any changes or  supplements  thereto  shall be delivered to the Advisor and the Trust, and any material violation of such policies,  and procedures and code of ethics by personnel of the  Sub-Advisor,  the sanctions  imposed in
     response  thereto,  and  any  issues  arising  under  such  policies,   and
     procedures  and code of ethics  shall be  reported  to the  Advisor and the
     Trust at the times and in the format reasonably requested by the Advisor or the Board of Trustees.

          (i)  Books  and  Records.  The  Sub-Advisor  shall  maintain  separate detailed  records of all  matters  pertaining  to the  Sub-Advisor  Assets,
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities  transactions.   Any  records  required  to  be  maintained  and
     preserved  pursuant  to  the  provisions  of  Rule  31a-1  and  Rule  31a-2 promulgated  under  the 1940 Act that are  prepared  or  maintained  by the
     Sub-Advisor  on behalf of the Trust are the  property of the Trust and will be surrendered  promptly to the Trust upon request. The Sub-

     Advisor further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records  required to be maintained  under Rule 31a-1 under the 1940 Act.

          (j) Information  Concerning  Sub-Advisor  Assets and the  Sub-Advisor.
     From time to time as the Advisor,  and any  consultants  designated  by the
     Advisor,  or the  Trust may  request,  the  Sub-Advisor  will  furnish  the
     requesting   party  reports  on  portfolio   transactions  and  reports  on
     Sub-Advisor  Assets  held  in the  portfolio,  all in  such  detail  as the
     Advisor,  its  consultant(s)  or the  Trust  may  reasonably  request.  The
     Sub-Advisor   will   provide  the  Advisor  with   information   (including
     information  that is  required  to be  disclosed  in the  Prospectus)  with respect to the portfolio managers  responsible for Sub-Advisor  Assets, any changes in the portfolio managers  responsible for Sub-Advisor  Assets, any changes in the ownership or management of the  Sub-Advisor,  or of material changes in the control of the  Sub-Advisor.  The Sub-Advisor  will promptly notify  the  Advisor of any  pending  investigation,  material  litigation, administrative proceeding or any other significant regulatory inquiry. Upon reasonable  request,  the Sub-Advisor  will make available its officers and employees  to meet  with  the  Trust's  Board of  Trustees  to  review  the
     Sub-Advisor Assets.

          (k) Valuation of  Sub-Advisor  Assets.  As requested by the Advisor or the Trust's Valuation  Committee,  the Sub-Advisor hereby agrees to provide additional  assistance to the Valuation Committee of the Trust, the Advisor
     and the Trust's  pricing agents in valuing  Sub-Advisor  Assets held in the portfolio.  Such  assistance  may include  fair value  pricing of portfolio securities,  as requested by the Advisor.  The  Sub-Advisor  agrees that it
     will  act,  at  all  times,  in  accordance  with  the  Trust's   Valuation
     Procedures,  and will provide  such  certifications  or  sub-certifications relating  to its  compliance  with  the  Trust's  Valuation  Procedures  as reasonably  may be  requested,  from time to time,  by the  Advisor  or the
     Trust.

          The  Sub-Advisor  also will provide such  information  or perform such additional  acts as are  customarily  performed by a Sub-Advisor and may be required  for a  Fund  or the  Advisor  to  comply  with  their  respective obligations under applicable  federal securities laws,  including,  without limitation,  the 1940 Act, the Advisers  Act, the 1934 Act, the  Securities
     Act of 1933,  as  amended  (the  "1933  Act")  and any  rule or  regulation thereunder.

          (l) Custody Arrangements. The Sub-Advisor, on each business day, shall provide the  Advisor,  its  consultant(s)  and the Trust's  custodian  such information as the Advisor and the Trust's custodian may reasonably request relating to all transactions concerning the Sub-Advisor Assets.

          (m) Historical Performance  Information.  To the extent agreed upon by the  parties,  the  Sub-Advisor  will  provide  the Trust  with  historical performance  information on similarly managed  investment  companies or for other  accounts  to be  included  in the  Prospectus  or for any other uses permitted by applicable law.

          (n) Regulatory  Examinations.  The Sub-Advisor will cooperate promptly and fully with the Advisor and/or the Trust in responding to any regulatory or compliance  examinations or inspections (including information requests)
     relating to the Trust,  the Fund or the Advisor brought by any governmental or regulatory authorities having appropriate jurisdiction  (including,  but not  limited  to, the SEC,  except to the extent  that this  obligation  is inconsistent with any law,  regulation,  proceeding,  or other request from any governmental authority).

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor  is and shall be an independent  contractor  and,  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Services to Other  Clients.  Nothing  herein  contained  shall limit the freedom of the Sub-Advisor or any affiliated person of the Sub-Advisor to render
investment  advisory,   supervisory  and  other  services  to  other  investment
companies,  to act as  investment  adviser  or  investment  counselor  to  other persons, firms or corporations, or to engage in other business activities. It is understood  that the  Sub-Advisor  may give advice and take action for its other clients  that may differ  from advice  given,  or the timing or nature of action taken, for a Fund.

     5. Expenses.  During the term of this Agreement,  the Sub-Advisor  will pay all  expenses  incurred  by it in  connection  with its  activities  under  this
Agreement other than the costs of securities,  commodities and other investments
(including  brokerage   commissions  and  other  transaction  charges,  if  any)
purchased or otherwise  acquired,  or sold or otherwise  disposed of for a Fund.
The Sub-Advisor, at its sole expense, shall employ or associate itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this  Agreement.  The Trust or the Advisor,  as the case may be,  shall  reimburse  the  Sub-Advisor  for any  expenses as may be  reasonably incurred  by the  Sub-Advisor,  at the request of and on behalf of a Fund or the
Advisor.  The  Sub-Advisor  shall keep and  supply to the Trust and the  Advisor reasonable records of all such expenses.

     6.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be computed daily and payable in arrears no later than the seventh  (7th)  business day  following the end of each month, from the Advisor on behalf of the Fund(s),  calculated at an annual rate based on the Sub-Advisor  Assets'  average daily net assets.  The
Advisor's  liability  for payment of  compensation  pursuant to this  section is contingent  upon the  Advisor's  receipt  of  payment  from the Trust  under the
Advisory Agreement.

     The  Sub-Advisor  agrees to reduce the  investment  management  fee for the
Sub-Advisor  Assets  should  the  Sub-Advisor  offer a lower fee to a  Similarly
Situated  Client.  For purposes of this Agreement,  a Similarly  Situated Client shall mean an advisory client of similar type, asset amount, number of products, strategy  and level of service  required.  The  Sub-Advisor  shall  provide  the
Advisor  with prior  notice  should the fee be reduced in  accordance  with this section.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

     7.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

          (a) The  Sub-Advisor is registered as an investment  adviser under the
     Advisers Act;

          (b) The  Sub-Advisor  is a  corporation  duly  organized  and  validly existing under the laws of the State of Delaware, with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The execution, delivery and performance by the Sub-Advisor of this
     Agreement are within the Sub-Advisor's powers and have been duly authorized by all necessary action on the part of its board of directors and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official  is  required on the part of the  Sub-Advisor  for the  execution, delivery and  performance  by the  Sub-Advisor of this  Agreement,  and the execution, delivery and performance by the Sub-Advisor of this Agreement do not  contravene  or  constitute  a  default  under:  (i) any  provision  of applicable  law,  rule or  regulation;  (ii)  the  Sub-Advisor's  governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor; and

          (d) The Form ADV of the Sub-Advisor previously provided to the Advisor is a true and complete copy of the form as currently filed with the SEC and the information  contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they are made, not misleading. The Sub-Advisor will promptly provide the Advisor and the Trust with a complete copy of all subsequent amendments to its Form
     ADV.

     8.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

          (a) The  Advisor is  registered  as an  investment  adviser  under the
     Advisers Act;

          (b) The Advisor is a corporation  duly organized and validly  existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The  execution,  delivery and  performance  by the Advisor of this
     Agreement are within the Advisor's  powers and have been duly authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official is required on the part of the Advisor for the execution, delivery and  performance  by the  Advisor  of this  Agreement,  and the  execution, delivery and performance by the Advisor of this Agreement do not contravene or constitute a default under: (i) any provision of applicable law, rule or
     regulation;   (ii)  the  Advisor's  governing  instruments;  or  (iii)  any agreement,  judgment, injunction, order, decree or other instrument binding upon the Advisor;

          (d)  The  Advisor   acknowledges  that  it  received  a  copy  of  the
     Sub-Advisor's Form ADV prior to the execution of this Agreement; and

          (e) The  Advisor  and the Trust have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust authorized the Advisor to enter into this Agreement.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Advisor  and the Advisor pursuant to Sections 7 and 8, respectively,  of this Agreement shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true.

     10. Liability and Indemnification.

          (a)  Liability.  The duties of the  Sub-Advisor  shall be  confined to those expressly set forth herein,  with respect to the Sub-Advisor  Assets.
     The  Sub-Advisor  shall  not be  liable  for any  loss  arising  out of any portfolio investment or disposition hereunder, except a loss resulting from willful  misfeasance,  bad faith or  negligence in the  performance  of its duties,  or by reason of reckless  disregard of its  obligations and duties hereunder,  except  as  may  otherwise  be  provided  under  provisions  of applicable state law that cannot be waived or modified hereby.

          (b) Indemnification.  The Sub-Advisor shall indemnify the Advisor, the
     Trust  and each  Fund,  and their  respective  affiliates  and  controlling persons (the  "Sub-Advisor  Indemnified  Persons")  for any  liability  and expenses,  including  reasonable  attorneys' fees,  which the Advisor,  the
     Trust or a Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Advisor's  willful  misfeasance,  bad faith, negligence,  or  reckless  disregard  of its  duties  hereunder;  provided, however, that the Sub-Advisor  Indemnified Persons shall not be indemnified for any liability or expenses  which may be sustained as a direct result of the  Advisor's  willful  misfeasance,  bad faith,  negligence,  or reckless disregard of its duties hereunder, or violation of applicable law.

          Notwithstanding any other provision in this Agreement, the Sub-Advisor will indemnify the Advisor,  the Trust and each Fund, and their  respective
     affiliates  and  controlling   persons  for  any  liability  and  expenses,
     including  reasonable  attorneys' fees, to which they may be subjected as a result  of  their  reliance  upon  and  use of the  historical  performance calculations  provided  by the  Sub-Advisor  concerning  the  Sub-Advisor's composite account data or historical  performance  information on similarly managed  investment  companies  or accounts,  except that the Advisor,  the
     Trust and each Fund and their respective affiliates and controlling persons shall  not be  indemnified  for a loss  or  expense  resulting  from  their negligence  or  willful  misconduct  in using  such  numbers,  or for their
     failure  to  conduct   reasonable   due  diligence  with  respect  to  such
     information.

          The Advisor shall  indemnify the  Sub-Advisor,  its affiliates and its controlling persons (the "Advisor Indemnified Persons"),  for any liability and expenses, including reasonable attorneys' fees, howsoever arising from, or in connection  with,  the  Advisor's  breach of this  Agreement,  or its representations  and  warranties  herein,  or as a result of the  Advisor's willful  misfeasance,  bad faith,  negligence,  reckless  disregard  of its duties hereunder,  or violation of applicable law; provided,  however, that the Advisor  Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Advisor's willful misfeasance,  bad faith,  negligence,  or reckless  disregard of its duties hereunder.

                                       10

     11. Duration and Termination.

          (a) Duration.  This  Agreement,  unless sooner  terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached hereto remain in effect  from the  later  of the date of  execution  or  Board  approval  as required under the 1940 Act (the  "Effective  Date"),  until two years from the Effective  Date,  and  thereafter,  for periods of one year, so long as such continuance thereafter is specifically approved at least annually: (i)
     by the  vote of a  majority  of those  Trustees  of the  Trust  who are not interested  persons  of any  party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such approval;  and (ii) by the
     Trustees  of the  Trust,  or by the vote of a majority  of the  outstanding voting  securities  of each Fund  (except  as such vote may be  unnecessary pursuant  to relief  granted  by an  exemptive  order  from the  SEC).  The foregoing  requirement  that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner  consistent with the 1940 Act and the rules and regulations thereunder.

          (b)  Termination.  This  Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (i) the vote of a majority of the  Trustees of the Trust,  the vote of a majority  of the  outstanding voting  securities  of the Fund,  or the Advisor,  on not less than 60 days written notice to the  Sub-Advisor;  or (ii) the  Sub-Advisor,  on not less than 60 days written  notice to the Advisor and the Trust.  This  Agreement may  also be  terminated  as to any Fund at any  time by any  party  hereto immediately  upon  written  notice to the other  parties  in the event of a breach of any material provision of this Agreement by any of the parties.

          This Agreement shall not be assigned and shall terminate automatically in the event of its assignment,  except as provided  otherwise by any rule, exemptive order issued by the SEC, or No Action Letter provided or pursuant to the 1940 Act, or upon the termination of the Advisory Agreement.  In the event that there is a proposed  change in control of the  Sub-Advisor  that would act to terminate this Agreement, if a vote of shareholders to approve continuation  of this  Agreement  is at that time  deemed by counsel to the
     Trust to be required by the 1940 Act or any rule or regulation  thereunder, the  Sub-Advisor  agrees to assume all  reasonable  costs  associated  with soliciting shareholders of the appropriate Fund(s) of the Trust, to approve continuation  of  this  Agreement.  Such  expenses  include  the  costs  of preparation and mailing of a proxy statement, and of soliciting proxies.

          In the event that such proposed  change in control of the  Sub-Advisor shall occur following  either:  (i) receipt by the Advisor and the Trust of an exemptive  order issued by the SEC with  respect to the  appointment  of sub-advisors absent shareholder  approval, or (ii) the adoption of proposed
     Rule  15a-5  under  the 1940 Act,  the  Sub-Advisor  agrees  to assume  all reasonable  costs and expenses  (including the costs of mailing and filing)
     associated with the  preparation of a statement,  required by the exemptive order or Rule 15a-5, containing all information that would be included in a proxy statement (an "Information Statement").

          This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     12.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the Trust's Board of

                                       11

Trustees,  and (b) the vote of a majority of those Trustees of the Trust who are not  interested  persons  of any  party to this  Agreement  cast in  person at a meeting called for the purpose of voting on such approval. In addition, any such amendment shall be approved by a vote of the majority of the Fund's  outstanding voting securities, unless shareholder approval is not required by applicable law or  regulation,  by  exemptive  relief  granted  by the SEC,  or by a  No-Action position of the SEC staff.

     13. Confidentiality.  Any information or recommendations supplied by either the Advisor or the  Sub-Advisor,  that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties  hereunder,  including  portfolio  holdings of the Trust, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as the Advisor may designate in connection with the
Sub-Advisor Assets.  Nothing in this Agreement shall be construed to prevent the
Sub-Advisor  from giving other entities  investment  advice about, or trading on their behalf, in the securities of a Fund or the Advisor.

     14.  Use of  Sub-Advisor's  Name.  During the term of this  Agreement,  the
Advisor shall have permission to use the Sub-Advisor's  name in the marketing of the Fund,  and agrees to furnish the  Sub-Advisor  at its  principal  office all marketing materials,  prospectuses, proxy statements and reports to shareholders prepared for distribution to shareholders of the Fund or the public, which refer to the Sub-Advisor in any way.

     15.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

                  (a)      If to the Advisor:
                           Genworth Financial Wealth Management, Inc.
                           2300 Contra Costa Blvd., Suite 600
                           Pleasant Hill, CA 94523-3967
                           Attn: Carrie E. Hansen

                  (b)      If to the Sub-Advisor:
                           _____________________________
                           Thornburg Investment Management, Inc.
                           119 East Marcy St., Suite 202
                           Santa Fe, NM 87501

     16. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware,  without regard to conflict of law principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a

                                       12

requirement  of the 1940 Act  reflected in any  provision  of this  Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application,  such provision  shall be deemed to incorporate  the effect of such rule, regulation or order.

     17. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first written above.

                                  ADVISOR
                                  GENWORTH FINANCIAL WEALTH MANAGEMENT, INC.

                                  By:    /s/Carrie E. Hansen
                                  Name:  Carrie E. Hansen
                                  Title: Senior Vice President and Chief
                                         Operations Officer

                                  SUB-ADVISOR
                                  THORNBURG INVESTMENT MANAGEMENT, INC.

                                  By:    /s/Peter Trevisani
                                  Name:  Peter Trevisani
                                  Title: Managing Director